Exhibit 10.18


                        SWIFT TRANSPORTATION CORPORATION
                           DEFERRED COMPENSATION PLAN


     WHEREAS, M.S. Carriers, Inc. ("Subsidiary"), a subsidiary of Swift Transportation Corporation, previously adopted the M.S. Carriers Deferred Compensation Plan (the "Plan"), which Plan was previously restated effective August 1, 1999; and

     WHEREAS,   Subsidiary   became  a   wholly   owned   subsidiary   of  Swift
Transportation Corporation, a Nevada Corporation ("Employer") as of June 29, 2001; and

     WHEREAS, effective January 1, 2002, the Employer adopted the First Amendment to the restated Plan; and

     WHEREAS, the Employer now intends to amend and completely restate the Plan again, effective February 1, 2002, and to provide for the continuation of the Plan on the terms and provisions hereinafter set forth for all of its employees, and intends, at the same time, to restate the accompanying trust agreement (the "Trust");

     WITNESSETH:

     In consideration of the above recitals, and in order to enhance the retirement security of certain of its highly compensated employees, the Employer hereby adopts and amends the Plan in its entirety as follows:

                      INTRODUCTION AND PURPOSE OF THE PLAN

     The Plan is intended to be a nonqualified, unfunded (except for the accompanying Trust) plan of deferred compensation for tax purposes and for purposes of Title I of the Employer Retirement Income Security Act of 1974, as amended ("ERISA"), and is intended to benefit only a select group of management or highly compensated employees of the Employer. The purpose of the Plan is to enable employees who become eligible for coverage under the Plan to enhance their retirement security by permitting them to enter into agreements with the Employer to defer the receipt of compensation. The Employer will pay benefits under the Plan only in accordance with the terms and conditions set forth in the Plan.

                                 I. DEFINITIONS

     1.01 "ACCOUNT" means the account established by the Employer under the Plan for each Participant.

     1.02 "ACCRUED BENEFIT" means the total dollar amount credited to a Participant's Account.

     1.03 "BENEFICIARY" means the person or persons entitled to receive Plan benefits in the event of a Participant's death.

     1.04 "CODE" means the Internal Revenue Code of 1986, as amended.

     1.05 "COMPENSATION" means the compensation of a Participant paid by the Employer during the Taxable Year which is reported as wages on the Participant's Form W-2, including regular salary, commissions, bonuses, overtime or other
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premium pay, but excluding  reimbursements or other expense  allowances,  fringe benefits (whether cash or non-cash), non-cash compensation, stock options (whether qualified or nonqualified), deferred compensation and any compensation
received  by  an  Employee   prior  to  becoming  a  Participant  in  the  Plan.
Notwithstanding the foregoing, Compensation shall also include all amounts excludable from a Participant's gross income under Code Sections 125, 402(e)(3), 402(h) and 408(p) contributed by the Employer, at the Participant's election to the Swift Transportation Co., Inc. Retirement Plan or any cafeteria plan maintained by the Employer or any affiliate of the Employer.

     1.06 "DISABILITY" means Total and Permanent Disability as defined in the Swift Transportation Co., Inc. Retirement Plan.

     1.07 "EFFECTIVE DATE" of the Plan is July 1, 1997. The Effective Date of this Restatement is February 1, 2002.

     1.8 "ELECTIVE DEFERRAL" means Compensation elected by a Participant to be deferred into the Participant's Account under the Plan.

     1.9 "EMPLOYEE" means an Employee of the Employer.

     1.10  "EMPLOYER"   means  Swift   Transportation   Corporation,   a  Nevada
corporation.

     1.11 "EMPLOYER CONTRIBUTION" means amounts contributed by the Employer or credited by the Employer to an Account under the Plan.

     1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.13 "KEY EMPLOYEE" means any Employee who is employed by the Employer in a management or sales position and who meets the definition of "highly-compensated employee" under Section 414(q) of the Code, as that Section may be amended from time to time.

     1.14  "PARTICIPANT"   means  a  Key  Employee  who  meets  the  eligibility
requirements of Section 2.01.

     1.15   "PLAN"   means  the  Swift   Transportation   Corporation   Deferred
Compensation Plan.

     1.16 "SUBSIDIARY" means M.S. Carriers, Inc., a wholly owned subsidiary of Employer and the original sponsor of the Plan.

     1.17 "TAXABLE YEAR" means the 12 consecutive month period ending each December 31.

     1.18  "TRUST"   means  the  Swift   Transportation   Corporation   Deferred
Compensation Trust, as amended from time to time.

     1.19 "TRUSTEE" means the person persons or entity designated under the Trust as the trustee, and any duly appointed successor or successors thereto.

     1.20 "VALUATION DATE" means the last day of each Taxable Year and such other dates as the Employer may determine.

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                                II. PARTICIPATION

     2.01 ELIGIBILITY. Each Employee who was eligible to participate in this Plan immediately prior to the Effective Date of this Restatement shall remain eligible to participate, provided he or she continues to remain in the employ of the Employer and continues to meet the definition of Key Employee under the Plan. Each other Employee who meets the definition of Key Employee shall be eligible to participate in the Plan as of the later of (i) the effective date of this Restatement (February 1, 2001, but in no event shall Compensation prior to March 1, 2002 be taken into account); or (ii) each January 1 following the Key Employee's date of hire or date of promotion to a position meeting the definition of Key Employee, provided that he or she remains in the employ of the Employer on such date of eligibility. Each Employee who meets the eligibility requirements may enroll and begin participation in the Plan by completing a Compensation Deferral Agreement setting forth that Employee's Elective Deferral and submitting it to the Employer.

     2.02 ELECTIVE DEFERRALS. With respect to the 2002 Plan Year, any eligible Key Employee who was not a prior Participant in the Plan shall, prior to March 1, 2002, and for all other Participants and all other Taxable Years any eligible Key Employee shall, prior to each January 1, enter into an Elective Deferral Agreement with the Employer on forms provided by the Employer for this purpose, specifying (in whole percentages only) the percentage of such Employee's Compensation (up to a maximum of 50% of Compensation) that the Employee wishes to defer for such Taxable Year. For Plan Years beginning after December 31, 2002, each eligible Employee may specify what percentage of that Employee's Compensation (excluding bonuses) which the Employee wishes to defer and shall also separately elect which percentage, if any, of that Employee's bonus for the Taxable Year that the Employee wishes to defer (but not in excess of 50%), provided that an Employee may further elect to establish a maximum dollar amount of the bonus which is to be deferred, irrespective of the percentage of bonus chosen (provided that in no event may the maximum percentage of the bonus deferred exceed 50% of such Employee's bonus). A Participant's Elective Deferral Election remains in effect for the duration of the Taxable Year for which the Participant makes the election and is irrevocable for such Taxable Year. For all succeeding Taxable Years, the Participant must enter into a new Elective Deferral Agreement.

     2.03 EMPLOYER CONTRIBUTIONS. Effective for Taxable Years beginning January 1, 2002, the Employer will not make any matching contributions to the Plan.

     2.04 ADDITIONAL CONDITIONS. In order to participate in this Plan, a Key Employee must continue to remain in the employ of the Employer and must have, by separate deferral agreement, elected to defer the maximum amount permissible under the Code to the Swift Transportation Co., Inc. Retirement Plan.

                             III. VESTING AND TRUST

     3.01 VESTING. A Participant shall at all times be fully vested with respect to his Accrued Benefit under the Plan.

     3.02 TRUST. The Employer may, at its sole discretion, contribute all Elective Deferrals to the Trust which shall be administered pursuant to the terms of the Trust. Notwithstanding the foregoing, the obligation of the Employer to pay benefits hereunder is unsecured, and Participants and any of their beneficiaries who are entitled to benefits under this Plan are general unsecured creditors of the Employer. The terms of the Plan constitute a mere promise of the Employer to make benefit payments in the future. The Trust created by the Employer and any assets held by the Trust to assist the Employer

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in meeting  its  obligations  under the Plan  shall  conform to the terms of the model trust, as described in Revenue Procedure 92-64.

                              IV. BENEFIT PAYMENTS

     4.01 TERMINATION. Except as otherwise permitted under Section 4.03, the Plan will pay to the Participant the vested Accrued Benefit held in the Participant's Account following the earlier of a Participant's termination of employment with the Employer or the attainment of age 65. Termination of employment for these purposes shall include a Participant's severance of employment, death or disability. Payment will commence at the time and in the form and method specified under Section 4.02. In the event of a Participant's death, the Plan will pay to the Participant's Beneficiary the Participant's vested Accrued Benefit or any remaining amount thereof if benefits to the Participant had already commenced.

     4.02 PARTICIPANT ELECTION OF TIMING AND METHOD. A Participant's vested Accrued Benefit is payable in the form of cash. A Participant may elect the timing and method of payment as described in this Section 4.02. At the time of the Participant's initial participation in the Plan, the Participant may elect any time for commencement and method of payment permitted on the form designated for that purpose by the Employer. Until the Plan completely distributes a Participant's vested Accrued Benefit, the Plan will continue to credit the Participant's Account with interest, investment earnings or gain, and will charge the Participant's Account for loss, in accordance with Section 5.02. A Participant's election as to timing and method of payment is irrevocable. The Employer reserves the right to make a single lump sum payment of any Participant Account which does not exceed $10,000, including any remaining installment not exceeding such amount. A Participant may elect distribution of benefits in a single lump sum payment of a Participant's Accrued Benefit or annual installments over a period of time not to exceed ten years. The amount of each installment shall be equal to the balance of the Participant's Accrued Benefit immediately prior to the installment divided by the number of installments remaining to be paid. An election as to form of distribution shall become irrevocable upon the occurrence of an event which allows for a distribution of benefits pursuant to this Article IV. A Participant may elect the form of benefit to be received by notifying the Administrator in writing of his or her election. Such election shall be made at the time of the initial election to participate in the Plan and shall apply to all Elective Deferrals under the Plan until changed by the Participant. A Participant shall be permitted to change this election during the last thirty days of each Taxable Year. However, any change in election as to the form of distribution shall not become effective until the expiration of one year after the date the Employee receives the written request, in such form as may be acceptable to the Employer, of the change to the election. If a Participant fails to timely elect a payment method, the Employer will pay the Participant's vested Accrued Benefit in a single lump sum payment within 30 days after termination of employment, or at the option of the Employer, in 10 equal annual installments commencing within 30 days after termination of employment.

     4.03 UNFORESEEABLE  EMERGENCY.  Notwithstanding  anything contained in this
Article IV to the contrary, in the event of an "unforeseeable emergency" as defined herein, a Participant may obtain a distribution of all or any part of his or her Accrued Benefit. An "unforeseeable emergency" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control. The circumstances that will constitute an "unforeseeable emergency" will depend upon the facts of each case, but, in any event, payment may not be made in the event that such hardship is or may be relieved:

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          (i)  through  reimbursement or compensation by insurance or otherwise;
               or

          (ii) by liquidation of the  Participant's  assets,  to the extent that
               liquidation   of  such  assets  would  not  itself  cause  severe
               financial hardship.

     4.04 WITHHOLDING. The Employer will withhold from any payment made under the Plan all applicable taxes, and any and all other amounts required to be withheld under federal, state or local law.

     4.05 BENEFICIARY DESIGNATION. A Participant may designate a Beneficiary (including one or more primary and contingent Beneficiaries) to receive payment of any Accrued Benefit remaining in the Participant's Account at death. The
Employer will provide each Participant with a form for this purpose and no designation will be effective unless made on that form and delivered to the Employer. A Participant may modify or revoke an existing designation of Beneficiary by executing and delivering a new designation to the Employer. In the absence of a properly designated Beneficiary, the Employer will pay the deceased Participant's Accrued Benefit to the Participant's surviving spouse and if none, to the Participant's estate. If a Beneficiary is a minor or otherwise reasonably determined by the Employer to be legally incompetent, the Employer may pay the Participant's Accrued Benefit to a guardian, trustee or other proper legal representative of the Beneficiary. Payment by the Employer of the deceased Participant's Accrued Benefit to the Beneficiary or proper legal representative of the Beneficiary completely discharges the Employer and Plan of all further obligations under the Plan.

                        V. TRUST ELECTION AND INVESTMENTS

     5.01 TRUST ELECTION. The Employer intends this Plan to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees within the meaning of ERISA and the Code and intends this Plan to be exempt from Parts 2, 3 and 4 of Title I of ERISA. No Participant, Beneficiary or successor thereto has any legal or equitable right, interest or claim to any property or assets of the Employer, including assets held in any Account under the Plan. As such, no Participant or Beneficiary is entitled to distribution of any asset held under the Participant's Account except for cash payment of the Participant's Accrued Benefit in accordance with the terms of the Plan. The Employer's obligation to pay Plan benefits is an unsecured promise to pay. The Employer will establish a Trust which shall meet the requirements of the model trust issued by the Internal Revenue Service under Rev. Proc. 92-64, or any successor thereto. All of the investments made by the Employer as selected by a Participant shall be held for the Employer's benefit in providing the Employer's obligations under this Plan, provided, however, any assets held in the Plan or Trust remain subject to claims of the Employer's general creditors and no Participant or Beneficiary has any priority to assets in the Plan or Trust over any general unsecured creditor of the Employer.

     5.02 INVESTMENTS. The Trust investment provisions shall apply to all Plan contributions. Each Participant shall direct the investment of his or her Account. Such investment direction shall be limited by those investments or funds selected by the Employer and as provided for under the Trust.

     5.03 SEPARATE ACCOUNTS. The Employer shall establish and maintain accounts on behalf of each Participant. Each Participant's Account shall be valued at fair market value as of the last day of the Taxable Year and such other dates as are necessary for proper administration of the Plan, and each Participant shall receive a written accounting of his or her Account Balance at least annually. Each Participant's Account shall reflect his or her aggregate Elective Deferrals and any earnings or losses attributable to such amounts, and shall be reduced by

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administrative, investment, taxes or other fees necessary for the administration which are not paid by the Employer.

     5.04 INVESTMENT ALLOCATIONS. Each Participant shall designate among the available investment options designated by the Employer how his Account should be allocated. Such investment allocation request shall remain in effect for all subsequent Elective Deferrals unless changed by the Participant. A Participant may change his or her investment allocation by submitting a written request to the Employer on such form and at such times as may be required or allowed by the Employer. Such changes shall be effective as soon as administratively feasible after the Employer receives such written request. To the extent an investment option is directed, the Participant's Account shall be deemed invested in that option, and shall be adjusted for gain and loss as if invested in such option.

                                VI. MISCELLANEOUS

     6.01 NO ASSIGNMENT. No Participant or Beneficiary has the right to anticipate, alienate, assign, pledge, encumber, sell, transfer, mortgage or otherwise in any manner convey in advance of actual receipt, the Participant's Account. Prior to actual payment, a Participant's Account is not subject to the debts, judgments or other obligations of the Participant or Beneficiary and is not subject to attachment, seizure, garnishment or other process applicable to the Participant or Beneficiary.

     6.02 NOT EMPLOYMENT CONTRACT. This Plan is not a contract for employment between the Employer and any Employee who is or becomes a Participant. This Plan does not entitle any Participant to continued employment with the Employer and benefits under the Plan are limited to cash payment of a Participant's Accrued Benefit in accordance with the terms of the Plan.

     6.03 AMENDMENT AND TERMINATION. The Employer reserves the right to amend or to terminate the Plan at any time, including the right to terminate future contributions to the Plan by or for any Participant; provided, any amendment or termination will not reduce the Accrued Benefit held in any Participant Account at the date of the amendment or termination. Unless the Employer otherwise determines, termination of the Plan does not accelerate or in any way affect the timing or method of payment of any Participant's Accrued Benefit under the Plan.

     6.04 SEVERABILITY. If any provision of the Plan is determined by a proper authority to be invalid, the remaining portions of the Plan will continue in effect and be interpreted consistent with the elimination of the invalid provision.

     6.05 NOTICE AND ELECTIONS. Any notice given or election made under the Plan must be in writing and delivered or mailed by certified mail, to the Employer or to the Participant or Beneficiary as appropriate. The Employer will prescribe the form of any Plan notice or election to be given or made by Participants. Any notice or election will be deemed given as of the date of delivery, or if given by certified mail, as of 3 business days after mailing.

     6.06 ADMINISTRATION. The Employer will administer and interpret the Plan, including making determination of the Accrued Benefit due any Participant or Beneficiary under the Plan. As a condition of receiving any Plan benefit to which a Participant or Beneficiary otherwise may be entitled, a Participant or Beneficiary will provide such information and perform such other acts as the Employer reasonably may request. The Employer may retain agents to assist in the administration of the Plan and may delegate to agents such duties as it sees fit. The decision of the Employer or its designee concerning the administration of the Plan is final and binding upon all persons having any interest in the

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Plan.  The  Employer  will  indemnify,  defend and hold  harmless  any  Employee designated by the Employer to assist in the administration of the Plan from any and all loss, damage, claims, expense or liability with respect to this Plan except claims arising from the intentional acts or gross negligence of the Employee.

     6.07 ACCOUNT STATEMENTS. The Employer from time to time, but at least annually, will provide each Participant with a statement of the Participant's Accrued Benefit as of the most recent Valuation Date. The Employer also will provide Account statements to any Beneficiary of a deceased Participant with the deceased Participant's Accrued Benefit remaining in the Plan.

     6.08 COSTS AND EXPENSES. Except for investment charges which will be borne by the Accounts to which they pertain, the Employer may, at its discretion, pay the costs, expenses and fees associated with the operation of the Plan, excluding those incurred by Participants or Beneficiaries.

     6.09 NO REPRESENTATION. The Employer does not represent or guarantee that any particular federal or state income or other tax consequence will result from participation in the Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Employer does not represent or guarantee successful investment of the Elective Deferrals and shall not be required to restore any loss which may result from the investment or lack of investment.

     6.10 GOVERNING LAW. This Plan shall be construed in accordance with the applicable federal laws governing nonqualified plans of deferred compensation, and to the extent otherwise applicable, the Plan and the Trust shall be construed, administered and enforced according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, the Employer has caused this Restated Plan to be signed by its duly authorized officer as of this 1st day of February, 2002.

SWIFT TRANSPORTATION CORPORATION


By: /s/ William F. Riley III
    ----------------------------------
    William F. Riley III
    Senior Executive Vice-President
    and Chief Financial Officer

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